                                AMENDMENT NO. 10
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                                (CLASS R SHARES)

      The Amended and Restated Master Distribution Plan (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective October 31, 2005, as follows:

      WHEREAS, the parties desire to amend the Plan to reflect the addition of AIM Income Allocation Fund, AIM International Allocation Fund and AIM Global Equity Fund;

      NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS R SHARES)
                         (DISTRIBUTION AND SERVICE FEES)

      The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class R Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Class R Shares of each Portfolio to the average daily net assets of the Class R Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class R Shares of the Portfolio.

                                  MINIMUM
                                   ASSET
                                   BASED     MAXIMUM     MAXIMUM
                                   SALES     SERVICE    AGGREGATE
     AIM EQUITY FUNDS             CHARGE       FEE         FEE
------------------------------    -------    -------    ---------
PORTFOLIO - CLASS R SHARES

AIM Aggressive Growth Fund         0.25%      0.25%      0.50%
AIM Blue Chip Fund                 0.25%      0.25%      0.50%
AIM Capital Development Fund       0.25%      0.25%      0.50%
AIM Charter Fund                   0.25%      0.25%      0.50%
AIM Constellation Fund             0.25%      0.25%      0.50%
AIM Diversified Dividend Fund      0.25%      0.25%      0.50%
AIM Large Cap Basic Value Fund     0.25%      0.25%      0.50%
AIM Large Cap Growth Fund          0.25%      0.25%      0.50%
AIM Mid Cap Growth Fund            0.25%      0.25%      0.50%
AIM Weingarten Fund                0.25%      0.25%      0.50%

                                MINIMUM
                                 ASSET
                                 BASED     MAXIMUM       MAXIMUM
                                 SALES     SERVICE      AGGREGATE
  AIM FUNDS GROUP               CHARGE       FEE           FEE
----------------------------    -------    ---------    ---------
PORTFOLIO - CLASS R SHARES

AIM Basic Balanced Fund          0.25%      0.25%         0.50%
AIM Mid Cap Basic Value Fund     0.25%      0.25%         0.50%
AIM Premier Equity Fund          0.25%      0.25%         0.50%
AIM Small Cap Equity Fund        0.25%      0.25%         0.50%

                                                MINIMUM
                                                 ASSET
                                                 BASED     MAXIMUM     MAXIMUM
                                                 SALES     SERVICE    AGGREGATE
             AIM GROWTH SERIES                  CHARGE       FEE         FEE
-------------------------------------------     -------    -------    ---------
PORTFOLIO - CLASS R SHARES

AIM Basic Value Fund                             0.25%      0.25%      0.50%
AIM Conservative Allocation Fund                 0.25%      0.25%      0.50%
AIM Global Equity Fund                           0.25%      0.25%      0.50%
AIM Growth Allocation Fund                       0.25%      0.25%      0.50%
AIM Income Allocation Fund                       0.25%      0.25%      0.50%
AIM International Allocation Fund                0.25%      0.25%      0.50%
AIM Mid Cap Core Equity Fund                     0.25%      0.25%      0.50%
AIM Moderate Allocation Fund                     0.25%      0.25%      0.50%
AIM Moderate Growth Allocation Fun               0.25%      0.25%      0.50%
AIM Moderately Conservative Allocation Fund      0.25%      0.25%      0.50%
AIM Small Cap Growth Fund                        0.25%      0.25%      0.50%

                                      MINIMUM
                                       ASSET
                                       BASED     MAXIMUM     MAXIMUM
                                       SALES     SERVICE    AGGREGATE
AIM INTERNATIONAL MUTUAL FUNDS        CHARGE       FEE        FEE
----------------------------------    -------    -------    ---------
PORTFOLIO - CLASS R SHARES

AIM European Growth Fund               0.25%      0.25%       0.50%
AIM International Core Equity Fund     0.25%      0.25%       0.50%
AIM International Growth Fund          0.25%      0.25%       0.50%

                                      MINIMUM
                                       ASSET
                                       BASED     MAXIMUM     MAXIMUM
                                       SALES     SERVICE    AGGREGATE
   AIM INVESTMENT FUNDS               CHARGE       FEE         FEE
--------------------------------      -------    -------    ---------
PORTFOLIO - CLASS R SHARES

AIM Trimark Endeavor Fund              0.25%      0.25%       0.50%
AIM Trimark Fund                       0.25%      0.25%       0.50%
AIM Trimark Small Companies Fund       0.25%      0.25%       0.50%

                                      MINIMUM
                                       ASSET
                                       BASED     MAXIMUM     MAXIMUM
                                       SALES     SERVICE    AGGREGATE
AIM INVESTMENT SECURITIES FUNDS       CHARGE       FEE         FEE
--------------------------------      -------    -------    ---------
PORTFOLIO - CLASS R SHARES

AIM Global Real Estate Fund            0.25%      0.25%       0.50%
AIM Income Fund                        0.25%      0.25%       0.50%
AIM Intermediate Government Fund       0.25%      0.25%       0.50%
AIM Money Market Fund                  0.25%      0.25%       0.50%
AIM Real Estate Fund                   0.25%      0.25%       0.50%
AIM Short Term Bond Fund               0.25%      0.25%       0.50%
AIM Total Return Bond Fund             0.25%      0.25%      0.50%"

                                MINIMUM
                                 ASSET
                                 BASED       MAXIMUM     MAXIMUM
                                SALES       SERVICE     AGGREGATE
     AIM SECTOR FUNDS           CHARGE         FEE         FEE
--------------------------      -------      -------    ---------
PORTFOLIO - CLASS R SHARES

AIM Leisure Fund                 0.25%        0.25%       0.50%

                                MINIMUM
                                 ASSET
                                 BASED       MAXIMUM     MAXIMUM
                                 SALES       SERVICE    AGGREGATE
      AIM STOCK FUNDS           CHARGE         FEE         FEE
--------------------------      -------      -------    ---------
PORTFOLIO - CLASS R SHARES

AIM Dynamics Fund                0.25%        0.25%       0.50%
AIM Small Company Growth Fund    0.25%        0.25%       0.50%

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: October 31, 2005

                                       3